Exhibit 10.1

PREMISES AND EQUIPMENT LEASE AGREEMENT

This Premises and Equipment Lease Agreement (the "Agreement") is made by and between SIA „PM Grupa” ("Lessor") and Brista Corp. ("Lessee"), collectively the "Parties", on this 13 day of September, 2013.

1. General provisions

1.1. Lessor leases and Lessee takes on lease nonresidential premises and equipment for the production of crumb rubber tile with total area of 238 square meters located at Kaleju iela 2, Vilani, Vilanu novads, Latvia, LV-4650. The equipment, transmitted with the leased premises, is transferred under the act of transfer of equipment, which is an integral part of this agreement.

1.2. Premises and equipment are leased for a period of 5 years since June 1, 2014 till May 31, 2019. The agreement shall enter into force upon signature.

1.3. Reorganization of the Lessor, as well as change of the owner of the leased property shall not constitute modification or termination of the agreement.

1.4. During the period indicated in the paragraph 1.2. the Lessee shall not be entitled to transfer the leased premises and equipment for use or sublease to third parties.

2. Obligations of the parties

2.1. The Lessor shall:

a) transfer to the use specified in paragraph 1.1 premises and equipment to the Lessee under acts of transfer, in which technical condition of the premises and equipment at the moment of renting should be specified in detail;

b) provide free access to the leased premises for staff, transport, customers of the Lessee and for any other persons as directed by the Lessee;

c) in case of accidents, fires, floods, explosions and other such extraordinary events at his own expense immediately take all necessary measures to eliminate the consequences of these events. If extraordinary events occur due to the fault of the Lessee, the responsibility to eliminate consequences of these events is on the Lessor;

d) do capital repairs of the premises and equipment when necessary.

2.2. The Lessee shall:

a) use the leased premises and equipment only for purposes indicated in paragraph 1.1. of the Agreement;

b) maintain the premises and equipment in proper technical and sanitary condition and ensure fire safety;

c) pay the rent in due;

d) produce no reconstruction of the premises and no capital repairs without written consent of the Lessor. Inseparable improvements of the leased premises shall be made only with the written permission of the Lessor;

e) take immediate action to debug the equipment when detecting signs of emergency conditions;

f) inform the Lessor in writing no later than 3 months before the upcoming release of premises both in connection with termination of the agreement and at the early release;

g) return premises and equipment under the act in good condition;

h) make current and minor repairs of the leased premises, current maintenance of the equipment  at his own expense;

3. Payments and calculations under agreement

3.1. The rent is $ 2,000 per month and includes use of facilities and equipment.

3.2. The payments, indicated in paragraph 3.1 of the Agreement, shall be made by the Lessee before the 5th day of each month to the account of the Lessor.

4. Responsibility of the parties

4.1. In case of failure to perform or improper performance of his obligations under this agreement the parties bear responsibility in accordance with applicable law.

4.2. In case of delayed transfers of rent the Lessee shall pay the penalty of 0.1% of the total amount for each day of delay.

4.3. The Lessor is responsible for defects of the leased property, that wholly or partially impend its use, even if at the time of conclusion of this Agreement he did not know about these defects. Upon detection of such defects the Lessee has the right to withhold the amount of incurred expenses from the rent to eliminate these defects, prior notifying the Lessor about it.

5. Termination of the agreement

5.1. At the request of the Lessor the agreement can be prematurely terminated in case when the Lessee:

5.1.1. Uses premises and equipment inappropriately, as indicated in paragraph 1.1. of this agreement.

5.1.2. Intentionally or carelessly significantly worsens the state of premises and equipment.

5.1.3. Did not pay rent provided in paragraph 3.1. for 2 months.

5.1.4. Submits the leased premises to the use of third parties.

5.2. At the demand of the Lessee the agreement can be prematurely terminated in the following cases:

5.2.1. If the Lessor does not do capital repair of premises and equipment.

5.2.2. If the premises or equipment due to circumstances for which the Lessee does not respond, is in condition not suitable for use.

5.3. Disputes arising from this Agreement shall be settled by negotiations. When arisen disagreements are unsettled, the dispute is settled by the court in accordance with applicable law.

6. Special conditions

6.1. Change of the terms of the agreement, its termination is permitted by written agreement of the parties.

6.2. The present agreement is drawn up in duplicate, these copies having equal legal force.

Signatures:

Brista Corp.                                                                  SIA „PM Grupa”

/S/ Andrejs Levaskovics                                              /S/ Andrejs   Omeļusiks

Andrejs Levaskovics                                                     Andrejs   Omeļusiks